UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2022

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2022, P3 Health Partners Inc. (the “Company”) received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

The Company intends to appeal the Staff Determination before a Nasdaq Hearing Panel and seek a further stay of any suspension or delisting action pending the hearing process in accordance with the procedures set forth in the Staff Determination Letter. The Company is working diligently with its current and former auditors to complete the previously disclosed restatement and the audit of the financial statements for the fiscal year ended December 31, 2021. The Company currently believes it will submit all delinquent periodic reports to the SEC before or during the week of October 17, 2022, which will bring the Company back into compliance with the Listing Rule.

The Staff Determination was issued because the Company has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) or its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022 (the “First Quarter Form 10-Q”) and June 30, 2022 (the “Second Quarter Form 10-Q”) by the Extension Deadline (defined below).

As previously disclosed, Nasdaq had granted the Company a period of 180 calendar days from the prescribed due date of the Form 10-K, or until September 27, 2022 (the “Extension Deadline”), to file the Form 10-K, First Quarter Form 10-Q, and Second Quarter Form 10-Q to regain compliance with the Listing Rule. The Company previously disclosed the delay in and circumstances behind the late filing of each of the Form 10-K, the First Quarter Form 10-Q and Second Quarter Form 10-Q in a Notification of Late Filing on Form 12b-25, filed with the SEC on March 31, 2022, May 17, 2022, and August 16, 2022, respectively.

The Company’s request for a hearing before the Nasdaq Hearing Panel to appeal the Staff Determination must be made no later than 4:00 p.m. Eastern Time on October 5, 2022. The hearing request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the Staff Determination be further stayed pending the hearing process. According to the Staff Determination, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review. The Company is working diligently to file the delinquent periodic reports as soon as possible to regain compliance with the Listing Rule. However, there can be no assurance that such periodic reports will be filed before any hearing occurs or that the Nasdaq Hearing Panel will grant the Company’s request for a stay pending the hearing process.

Item 7.01. Regulation FD Disclosure.

A press release, dated October 4, 2022, disclosing the Company’s receipt of the Staff Determination letter is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of P3 Health Partners Inc., dated October 4, 2022.

104	Cover Page Interactive File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	October 4, 2022	By:	/s/ Eric Atkins
Eric Atkins Chief Financial Officer